UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2015

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015 LMI Aerospace, Inc. (the “Company”) was notified by Joseph Burstein that Mr. Burstein elected to retire from the Board of Directors of the Company (the “Board”) effective March 6, 2015. Mr. Burstein’s decision to retire was made for personal reasons and not as the result of any disagreement with management or with Company practices or policies.

On March 5, 2015, in accordance with the Bylaws of LMI, the Board appointed Steven K. Schaffer to fill the vacancy on the Board created by Mr. Burstein’s retirement. Mr. Schaffer will serve as a Class III director. Mr. Schaffer’s appointment will be effective April 1, 2015. No determination has been made whether Mr. Schaffer will be appointed to any committees of the Board.

Mr. Schaffer does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Schaffer and any other person pursuant to which he was appointed to the Board, however Mr. Schaffer will be entitled to receive any standard fees and other equity awards that the Company pays, or awards its independent directors. Mr. Schaffer is not related to any director or executive officer of the Company.

Section 8 - Other Events

Item 8.01.	Other Events.

On March 10, 2015, the Company issued a press release announcing the appointment of Mr. Schaffer to the Board (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 10, 2015

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by LMI Aerospace, Inc. dated March 10, 2015.